UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2010

XOMA LTD.

(Exact name of registrant as specified in its charter)

BERMUDA

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On July 21, 2010, XOMA Ltd. (the “Company”) held its 2010 annual general meeting of shareholders. The following persons (the only nominees) were elected as the Company’s directors, the Company’s independent inspector of elections having reported the following preliminary voting results:

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven B. Engle	55,734,375	21,343,028	111,646,105
Patrick J. Scannon, M.D., Ph.D.	60,366,005	16,741,398	111,646,105
W. Denman Van Ness	60,498,730	16,578,673	111,646,105
William K. Bowes, Jr.	60,714,950	16,362,453	111,646,105
Charles J. Fisher, Jr., M.D.	60,770,395	16,307,008	111,646,105
Peter Barton Hutt	60,362,331	16,715,072	111,646,105
John Varian	60,589,538	16,487,865	111,646,105

The proposal to appoint Ernst & Young LLP to act as the Company’s independent registered public accounting firm for the 2010 fiscal year and authorize the Board to agree to such firm’s fees was approved, the Company’s independent inspector of elections having reported the following preliminary voting results: 159,535,431 votes for, 24,342,285 votes against, 4,845,792 abstentions and zero broker non-votes.

The proposal to approve the increase of the Company’s authorized share capital by the creation of an additional 300,000,000 common shares, par value $.0005 per share, was approved, the Company’s independent inspector of elections having reported the following preliminary voting results: 110,838,067 votes for, 74,565,498 votes against, 3,319,943 abstentions and zero broker non-votes.

The proposal to authorize the Board of Directors to effect a share consolidation, or reverse stock split, of the Company’s common shares at any time on or before July 21, 2011 at a ratio within a range of 1 for 2 to 1 for 15 as determined by the Board of Directors in its sole discretion, and if and when the reverse stock split is effected, reduce the number of the Company’s authorized common shares by the reverse split ratio determined by the Board of Directors to apply equally to the Company’s authorized common shares and increase the par value of each common share accordingly, was approved, the Company’s independent inspector of elections having reported the following preliminary voting results: 126,299,581 votes for, 59,139,640 votes against, 3,284,287 abstentions and zero broker non-votes.

The proposal to approve an amendment to the Company’s 1981 Share Option Plan to increase the number of shares issuable over the term of the plan by 5,200,000 shares was approved, the Company’s independent inspector of elections having reported the following preliminary voting results: 44,327,733 votes for, 31,428,445 votes against, 1,321,225 abstentions and 111,646,105 broker non-votes.

The proposal to approve the Company’s 2010 Long Term Incentive and Share Award Plan, which would replace the Company’s 1981 Share Option Plan, Restricted Share Plan and

1992 Directors Option Plan going forward and increase the total number of common shares available for awards by 8,800,000 shares to a maximum of 43,826,211 shares in the aggregate, was approved, the Company’s independent inspector of elections having reported the following preliminary voting results: 44,796,205 votes for, 30,507,904 votes against, 1,773,294 abstentions and 111,646,105 broker non-votes.

The proposal to approve an amendment to the Company’s 1998 Employee Share Purchase Plan to increase the number of common shares issuable over the term of the plan by 500,000 to 2,000,000 shares in the aggregate was approved, the Company’s independent inspector of elections having reported the following preliminary voting results: 48,868,486 votes for, 26,428,175 votes against, 1,780,742 abstentions and 111,646,105 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2010	XOMA LTD.

By: /s/ Christopher J. Margolin
Christopher J. Margolin
Vice President, General
Counsel and Secretary